Exhibit 99.1

FOR IMMEDIATE RELEASE
CONTACTS:

Cheryl Presuto Chief Financial Officer TeamStaff, Inc.	Donald C. Weinberger/Diana Bittner (media) Wolfe Axelrod Weinberger Associates, LLC 212-370-4500
1 Executive Drive Somerset, NJ 08873 866-352-5304	don@wolfeaxelrod.com diana@wolfeaxelrod.com
TeamStaff Reports Third Quarter 2010 Results
•	$3.8 million booked in new contract awards

•	Investment in transitional infrastructure continues

•	Key financial risk mitigated by securing lending facility

•	Improvement in sequential quarterly revenues and gross margin

•	Management to conduct conference call August 19, 2010 at 11am ET
Somerset, New Jersey— August 16, 2010 — TeamStaff, Inc., (NASDAQ: TSTF) a leading healthcare and logistical services provider to the Federal Government, today announced its financial results for the fiscal quarter ended June 30, 2010. As a result of the previously disclosed sale of TeamStaff Rx, which was completed on January 4, 2010, all results reported in this release have been reclassified to show TeamStaff Rx as a discontinued operation.
TeamStaff’s revenues for the three months ended June 30, 2010 were $10.1 million as compared to $11.3 million in the comparable quarter last year. However, the $10.1 million in revenue in the third quarter of 2010 represents an increase over the second quarter’s revenue of $9.8 million. Moreover, gross profit increased from $1.0 million for the second quarter to $1.3 million in the third quarter as a result of the increased profit on sales and control of expenses.
During the quarter ended June 30, 2010, the TeamStaff Government Solutions subsidiary was awarded contracts with a potential value of $3.8 million, assuming all contract renewal options are exercised and including the previously announced Armed Forces Retirement Home contract. The resulting new business revenue for the third quarter of 2010 was $0.3 million. This helped to offset the decrease in operating revenues year over year due primarily to government in-sourcing of selected positions under our existing contracts (impact estimated at $0.9 million), reductions in overtime at certain government facilities and the conclusion of our only commercial contract.
TeamStaff incurred a loss from continuing operations of $0.6 million or ($0.11) per basic and diluted share as compared to income from continuing operations of $0.1 million or $0.03 per basic and diluted share in the comparable quarter last year. However, the third quarter net loss of $0.6 million compares favorably to the loss from continuing operations of $1.0 million or ($0.20) per basic and diluted share for the previous quarter ended March 31, 2010.
Commenting on the company’s results, TeamStaff’s President and Chief Executive Officer Zachary Parker stated, “The sequential quarterly improvements in revenue and gross margins, as well as a reduction in net losses, confirms that TeamStaff is on track to achieve its goals, though a significant amount of work remains ahead. 2010 is clearly a year of transition and stabilization with a focus on preparing for profitable growth in our core and adjacent government services markets. This will continue to entail changes both at corporate and our GS subsidiary.”
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TeamStaff’s gross profit was $1.3 million, or 12.9% of revenues for the third quarter of fiscal 2010 as compared to $1.7 million, or 15.0% of revenues, for the third quarter of fiscal 2009. Several previously explained factors are impacting the decline in gross margin year over year: 1) lower employee turnover rates than last year, resulting in increased vacation accruals for over 800 employees, 2) customer imposed overtime restrictions, and 3) adverse workers’ compensation experience and increased healthcare benefits costs.
SG&A expenses for the three months ended June 30, 2010 and 2009 were $1.8 million and $1.7 million, respectively. The company continues to invest in new business development at TeamStaff GS, incurring $0.1 million in increased new business expense over the comparable period last year for additional sales and recruiting related headcount and marketing expense. To offset this spending, the company continues with its cost saving initiatives, which have resulted in reduced headcount in non-revenue generating departments and lower G&A costs due to the continued elimination of services deemed to be non-essential to growth or infrastructure.
Capitalization Discussion
At June 30, 2010, the company had $1.2 million in cash. On July 29, 2010, the company announced that TeamStaff Government Solutions, Inc., its wholly-owned subsidiary, entered into a $1.5 million loan and security agreement with Presidential Financial Corporation. The company believes that it has adequate liquidity resources to fund operations and support its working capital needs over the next twelve months.
Nine Month Results
TeamStaff’s operating revenues for the nine months ended June 30, 2010 were $30.7 million as compared to $34.8 million last year. TeamStaff’s operating gross profit was $3.7 million, or 12.1% of revenues, for the nine months ended June 30, 2010 as compared to $5.6 million, or 16.1% of revenues, for the nine months ended June 30, 2009. SG&A expenses and officer severance was $5.6 and $4.9 million for the nine months ended June 30, 2010 and 2009, respectively. Net loss was $3.4 million or ($0.67) per basic and diluted share for the first nine months of fiscal 2010 compared to net loss of $1.0 million or ($0.21) per basic and ($0.20) per diluted share for the first nine months of fiscal 2009.
The company recorded a loss from discontinued operations related to the sale of TeamStaff Rx for the nine months ended June 30, 2010 of $1.2 million or ($0.23) per basic share. Included with the operating loss of the discontinued business is accrued severance of $0.1 million, $0.3 million from recognition of the remaining unfunded operating lease payments, and $0.3 million in various accruals for expenses related to the sale and shut down of the business.
Conference Call Details
TeamStaff’s management team will host a conference call for the investment community on Thursday, August 19, 2010 at 11:00 AM EDT. Interested parties may participate in the call by dialing (877) 869-3847; international callers dial (201) 689-8261 about 5 — 10 minutes prior to 11:00 AM EDT. The conference call will also be available on replay starting at 1:00 PM EDT on August 19, 2010 and ending on August 26, 2010. For the replay, please dial (877) 660-6853 (replay account #353, replay conference #355440). The access number for the replay for international callers is (201) 612-7415 (replay account #353, replay conference #355440). There will be a live webcast available at http://www.investorcalendar.com/IC/CEPage.asp?ID=161132.
About TeamStaff, Inc.
Currently headquartered in Somerset, New Jersey, TeamStaff serves clients and their employees throughout the United States as a full-service provider of logistics and healthcare support services through its subsidiary, TeamStaff GS. TeamStaff GS specializes in providing high quality healthcare, logistics, and technical services to Federal agencies and the Department of Defense. For more information, visit the TeamStaff web site at www.teamstaff.com.
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“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:
This press release contains “forward-looking statements” as defined by the Federal Securities Laws. Statements in this press release regarding TeamStaff, Inc.’s business, which are not historical facts are “forward-looking statements” that involve risks and uncertainties. TeamStaff’s actual results could differ materially from those described in such forward-looking statements as a result of certain risk factors and uncertainties, including but not limited to: our ability to continue to recruit and retain qualified temporary and permanent healthcare professionals and administrative staff on acceptable terms; our ability to enter into contracts with hospitals, healthcare facility clients, affiliated healthcare networks, physician practice groups, government agencies and other customers on terms attractive to us and to secure orders related to those contracts; changes in the timing of customer orders for placement of temporary and permanent healthcare professionals and administrative staff; the overall level of demand for our services; our ability to successfully implement our strategic growth, acquisition and integration strategies; the effect of existing or future government legislation and regulation; the loss of key officers and management personnel that could adversely affect our ability to remain competitive; other regulatory and tax developments; and the effect of other events and important factors disclosed previously and from time-to-time in TeamStaff’s filings with the U.S. Securities Exchange Commission. For a discussion of such risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the company’s periodic reports filed with the SEC. The information in this release should be considered accurate only as of the date of the release. TeamStaff expressly disclaims any current intention to update any forecasts, estimates or other forward-looking statements contained in this press release.
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TEAMSTAFF, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(AMOUNTS IN THOUSANDS)

	June 30,	September 30,
	2010	2009
	(unaudited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$1,220	$2,992
Accounts receivable, net of allowance for doubtful accounts of $0 as of June 30, 2010 and September 30, 2009	11,499	11,427
Prepaid workers’ compensation	512	517
Other current assets	213	257
Assets from discontinued operation	—	1,418

Total current assets	13,444	16,611

EQUIPMENT AND IMPROVEMENTS:
Furniture and equipment	2,260	2,262
Computer equipment	215	255
Computer software	960	788
Leasehold improvements	9	9

	3,444	3,314

Less accumulated depreciation and amortization	(3,080)	(3,054)

Equipment and improvements, net	364	260

TRADENAME	3,924	3,924

GOODWILL	8,595	8,595

OTHER ASSETS	349	267

ASSETS HELD FOR SALE

TOTAL ASSETS	$26,676	$29,657

TEAMSTAFF, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(AMOUNTS IN THOUSANDS EXCEPT PAR VALUE OF SHARES)

	June 30,	September 30,
	2010	2009
	(unaudited)
LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Notes payable	$1,500	$1,500
Current portion of capital lease obligations	20	20
Accrued payroll	10,788	10,694
Accounts payable	1,809	1,890
Accrued expenses and other current liabilities	1,447	1,241
Liabilities from discontinued operations	341	392

Total current liabilities	15,905	15,737

CAPITAL LEASE OBLIGATIONS, net of current portion	12	27

OTHER LONG TERM LIABILITY	5	13

LONG TERM LIABILITIES FROM DISCONTINUED OPERATION	—	64

Total Liabilities	15,922	15,841

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY:
Preferred stock, $.10 par value; authorized 5,000 shares; none issued and outstanding	—	—
Common Stock, $.001 par value; authorized 40,000 shares; issued 5,105 at June 30, 2010 and 4,900 at September 30, 2009; outstanding 5,103 at June 30, 2010 and 4,898 at September 30, 2009	5	5
Additional paid-in capital	69,431	69,124
Accumulated deficit	(58,658)	(55,289)
Treasury stock, 2 shares at cost at June 30, 2010 and September 30, 2009	(24)	(24)

Total shareholders’ equity	10,754	13,816

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$26,676	$29,657

TEAMSTAFF, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
(Unaudited)

	For the Three Months Ended
	June 30,	June 30,
	2010	2009

REVENUES	$10,079	$11,344

DIRECT EXPENSES	8,740	9,625

GROSS PROFIT	1,339	1,719

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	1,783	1,733

DEPRECIATION AND AMORTIZATION	34	28

Loss from operations	(478)	(42)

OTHER INCOME (EXPENSE)
Interest income	7	9
Interest expense	(47)	(29)
Other income, net	10	153
Legal expense related to pre-acquisition activity of acquired company	(35)	(4)

	(65)	129

(Loss) income from continuing operations before taxes	(543)	87

INCOME TAX (EXPENSE) BENEFIT	(33)	39

(Loss) income from continuing operations	(576)	126

LOSS FROM DISCONTINUED OPERATION
Loss from operations	—	(659)

Loss from discontinued operation	—	(659)

NET LOSS	$(576)	$(533)

(LOSS) EARNINGS PER SHARE — BASIC
(Loss) income from continuing operations	$(0.11)	$0.03
Loss from discontinued operation	—	(0.14)

Net loss per share	$(0.11)	$(0.11)

(LOSS) EARNINGS PER SHARE — DILUTED
(Loss) income from continuing operations	$(0.11)	$0.03
Loss from discontinued operation	—	(0.13)

Net loss per share	$(0.11)	$(0.10)

WEIGHTED AVERAGE BASIC SHARES OUTSTANDING	5,080	4,897

WEIGHTED AVERAGE DILUTED SHARES OUTSTANDING	5,080	5,086

TEAMSTAFF, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
(Unaudited)

	For the Nine Months Ended
	June 30,	June 30,
	2010	2009

REVENUES	$30,667	$34,829

DIRECT EXPENSES	26,997	29,273

GROSS PROFIT	3,670	5,556

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	5,272	4,856

OFFICER SEVERANCE	310	—

DEPRECIATION AND AMORTIZATION	87	83

(Loss) income from operations	(1,999)	617

OTHER INCOME (EXPENSE)
Interest income	12	41
Interest expense	(100)	(80)
Other income, net	12	158
Legal expense related to pre-acquisition activity of acquired company	(92)	(16)

	(168)	103

(Loss) income from continuing operations before taxes	(2,167)	720

INCOME TAX (EXPENSE) BENEFIT	(43)	28

(Loss) income from continuing operations	(2,210)	748

LOSS FROM DISCONTINUED OPERATION

Loss from operations	(810)	(1,792)

Loss from disposal	(349)	—

Loss from discontinued operation	(1,159)	(1,792)

NET LOSS	$(3,369)	$(1,044)

(LOSS) EARNINGS PER SHARE — BASIC
(Loss) income from continuing operations	$(0.44)	$0.15
Loss from discontinued operation	(0.23)	(0.36)

Net loss per share	$(0.67)	$(0.21)

(LOSS) EARNINGS PER SHARE — DILUTED
(Loss) income from continuing operations	$(0.44)	$0.15
Loss from discontinued operation	(0.23)	(0.35)

Net loss per share	$(0.67)	$(0.20)

WEIGHTED AVERAGE BASIC SHARES OUTSTANDING	5,009	4,901

WEIGHTED AVERAGE DILUTED SHARES OUTSTANDING	5,009	5,090